SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2002

INTERNATIONAL MULTIFOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6699	41-0871880
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Cheshire Lane, Suite 300, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 594-3300

Not applicable

(Former name or former address, if changed since last report)

Item 2.                    Acquisition or Disposition of Assets

On September 9, 2002, pursuant to the Stock Purchase Agreement dated July 29, 2002, between International Multifoods Corporation (the “Company”) and Wellspring Distribution Corp. (“Wellspring”), the Company sold all of the issued and outstanding shares of Multifoods Distribution Management, Inc. (“MDM”), a Delaware corporation and a wholly owned subsidiary of the Company, to Wellspring.  MDM owns and operates the Company’s Multifoods Distribution Group, which is a distributor of food and related products to targeted segments of the U.S. foodservice industry, including limited menu restaurants and vending operators.  The Company sold the MDM shares to Wellspring for cash proceeds of $166 million.  The purchase price for the shares was arrived at by negotiation between the Company and Wellspring.  See the Company’s press release dated September 9, 2002, attached hereto as Exhibit 99.1, which is incorporated by reference in this Current Report on Form 8-K.

Item 7.                    Financial Statements and Exhibits

(b)                                 Pro forma financial statements reflecting the disposition of the Company’s Multifoods Distribution Group business.

(c)           Exhibits.

99.1                           Press release of International Multifoods Corporation dated September 9, 2002.

Introduction to Unaudited Pro Forma Financial Statements

The objective of pro forma financial statements is to present information about the continuing impact of a transaction by showing how it might affect historical financial statements if the transaction had been consummated at an earlier period.  The following pro forma financial statements include adjustments to give pro forma effect to the sale of our foodservice distribution business.  As described in Item 2, we completed the sale of our foodservice distribution business on September 9, 2002, to Wellspring Distribution Corp., a newly formed affiliate of Wellspring Capital Management LLC.  We received cash proceeds of $166 million from the sale.

The pro forma balance sheet gives pro forma effect to the sale as if it occurred on June 1, 2002.  The pro forma statements of earnings give pro forma effect to the sale as if it occurred on March 4, 2001, which is the beginning of the company’s fiscal year 2002.  The pro forma adjustments in the financial statements are described in the accompanying notes.

The pro forma financial statements do not purport to represent what our financial position or results of operations would actually have been if the sale of the foodservice distribution business had actually occurred on the dates indicated.  In addition, the pro forma financial statements are not necessarily representative of our financial position or results of operations at any future date or for any future period.  The pro forma financial statements should be read in conjunction with our historical financial statements included in our Annual Report on Form 10-K for the year ended March 2, 2002, and Quarterly Report on Form 10-Q for the three months ended June 1, 2002.

International Multifoods Corporation and Subsidiaries
Unaudited Pro Forma Balance Sheet
As of June 1, 2002
(in thousands)

		Pro Forma
	Historical	Adjustments (a)		Results
Assets
Current assets:
Cash and cash equivalents	$48,746	$(14)		$48,732
Trade accounts receivable, net	146,413	(101,111)		45,302
Inventories	231,747	(121,290)		110,457
Other current assets	54,941	(20,988)		33,953
Total current assets	481,847	(243,403)		238,444
Property, plant and equipment, net	234,417	(80,003)		154,414
Goodwill, net	43,683	—		43,683
Other intangible assets, net	141,844	(3,500)		138,344
Other assets	174,763	11,967	(b)	186,730
Total assets	$1,076,554	$(314,939)		$761,615

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt	$24,073	$(4,073)		$20,000
Accounts payable	175,651	(117,383)		58,268
Other current liabilities	73,921	(12,074)		61,847
Total current liabilities	273,645	(133,530)		140,115
Long-term debt, net of current portion	512,268	(149,318)		362,950
Employee benefits and other liabilities	49,501	(1)		49,500
Total liabilities	835,414	(282,849)		552,565

Shareholders’ equity	241,140	(32,090)	(c)	209,050
Total liabilities and shareholders’ equity	$1,076,554	$(314,939)		$761,615

(a)

The pro forma adjustments assume that the divestiture took place on June 1, 2002.  The adjustments reflect the application of proceeds from the sale and the elimination of assets transferred to and liabilities assumed by the buyer.  Proceeds were used to pay down debt obligations.

(b)

Reflects increase in deferred tax asset of approximately $18 million from the loss on the divestiture and costs directly associated with the sale.  Also reflects a reduction in prepaid pension assets of approximately $6 million from a curtailment and settlement of pension obligations that resulted from the sale.

(c)	Reflects estimated after-tax loss from the sale of the business and costs directly associated with the sale.

International Multifoods Corporation and Subsidiaries
Unaudited Pro Forma Statement of Earnings
Fiscal Year Ended March 2, 2002
(in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments (a)		Results
Net sales	$2,836,503	$(2,238,632)		$597,871
Cost of goods sold	(2,640,892)	2,143,895		(496,997)
Gross profit	195,611	(94,737)		100,874
Selling, general and administrative	(148,481)	76,935		(71,546)
Unusual items	(660)	973		313
Operating earnings	46,470	(16,829)		29,641
Interest, net	(21,385)	10,783	(b)	(10,602)
Other income (expense), net	(10,493)	—		(10,493)
Earnings before income taxes	14,592	(6,046)		8,546
Income taxes	(5,401)	2,564	(c)	(2,837)
Net earnings	$9,191	$(3,482)		$5,709

Earnings per share:
Basic	$0.49			$0.30
Diluted	$0.48			$0.30

Average shares of common stock outstanding:
Basic	18,851			18,851
Diluted	19,096			19,096

(a)

The pro forma statement of earnings for the year ended March 2, 2002 assumes the divestiture took place on March 4, 2001.  Adjustments include the elimination of net sales and expenses of the divested business.

(b)

Represents the reduction in interest expense since the net proceeds from the sale were used to reduce debt obligations.  Proceeds were reduced by additional costs directly attributable to the transaction.  The computation is based on an average interest rate of 6.75% applied to an estimated reduction of debt of $160 million.

(c)	Reflects adjustment to income tax expense for the tax effect of the results of operations of the divested business and the pro forma adjustment to interest expense.

International Multifoods Corporation and Subsidiaries

Unaudited Pro Forma Statement of Earnings

Three Months Ended June 1, 2002

(in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments (a)		Results
Net sales	$779,638	$(569,211)		$210,427
Cost of goods sold	(712,911)	544,514		(168,397)
Gross profit	66,727	(24,697)		42,030
Selling, general and administrative	(49,832)	19,611		(30,221)
Operating earnings	16,895	(5,086)		11,809
Interest, net	(8,985)	2,097	(b)	(6,888)
Earnings before income taxes and cumulative effect of change in accounting principle	7,910	(2,989)		4,921
Income taxes	(3,006)	1,136	(c)	(1,870)
Earnings before cumulative effect of change in accounting principle	$4,904	$(1,853)		$3,051

Earnings per share before cumulative effect of change in accounting principle:
Basic	$0.26			$0.16
Diluted	$0.25			$0.16

Average shares of common stock outstanding:
Basic	19,028			19,028
Diluted	19,456			19,456

(a)

The pro forma statement of earnings for the three months ended June 1, 2002 assumes the divestiture took place on March 4, 2001.  Adjustments include the elimination of net sales and expenses of the divested business.

(b)

Represents the reduction in interest expense since the net proceeds from the sale were used to reduce debt obligations.  Proceeds were reduced by additional costs directly attributable to the transaction.  The computation is based on an average interest rate of 5.25% applied to an estimated reduction of debt of $160 million.

(c)	Reflects adjustment to income tax expense for the tax effect of the results of operations of the divested business and the pro forma adjustment to interest expense.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MULTIFOODS CORPORATION

Date: September 23, 2002	By	/s/ John E. Byom
John E. Byom
Vice President - Finance and Chief Financial Officer
(Principal Financial Officer
and Duly Authorized Officer)

EXHIBIT INDEX

99.1                           Press release of International Multifoods Corporation dated September 9, 2002.